Annex No. 1 forming the inseparable part of the
Invention Transfer Agreement
A

The Invention Transfer Agreement dated 26 October 2007 (hereinafter: Agreement), entered into by and between BURESCH Ottó (residential address: 2040 Budaörs, Ébner György köz 2/1., mother’s name: ERTL Etelka)
(hereinafter jointly: Inventor), on the one hand,
and VIDATECH Technológiai Kutató, Fejlesztő és Szolgáltató Korlátolt Felelősségű Társaság (head office: 1095 Budapest, Soroksári út 94-96.; company registration No.: 01-09-870107, recorded at the [Budapest] Metropolitan Court as Court of Registration, represented by: KUN Dániel Jr., Managing Director; hereinafter: Legal Successor), on the other hand.

Invention:
1.	Method and apparatus for the “Homogenous mixing of oil and gas with water”

Transfer fee:
gross HUF 1,750,000.-, say One million seven hundred and fifty thousand Forints payable in five monthly payments.

Budapest, 16 January 2007

/s/ Buresch Otto	/s/ Kun Daniel, Jr.
BURESCH Ottó,	Legal Successor, the representative thereof
Inventor

/s/ Viktor Rozsnyay
on behalf of
Power of the Dream Ventures, Inc.